Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As of September 30, 2022 and for the Three and Nine Months Ended September 30, 2022

On October 6, 2022, Bluerock Homes Trust, Inc. (the “Company” or “Bluerock Homes”) consummated the transactions contemplated by the Separation and Distribution Agreement (the “Separation and Distribution Agreement”) dated October 5, 2022, by and among Bluerock Residential Growth REIT, Inc. (“BRG”), Badger Parent LLC, Badger Holdco LLC and Bluerock Residential Holdings, L.P. (the “Operating Partnership”), pursuant to which, among other things, BRG agreed to separate the Company from BRG by contributing certain single-family properties and other assets held through investments in the general and limited partner interests in the Operating Partnership, to the Company (the “Separation,” and such properties, the “Single-Family Properties”), and distribute (the “Distribution”) all of the outstanding common stock of the Company to BRG stockholders who held shares of BRG common stock as of the close of business on September 29, 2022, the record date for the Distribution.

The following unaudited pro forma combined financial statements as of September 30, 2022 and for the three and nine months ended September 30, 2022 have been derived from the historical combined financial statements of the Operating Partnership and Bluerock REIT Operator, LLC, as well as the following investments and certain related entities: Alexan Southside Place, ARIUM Grandewood, Ballast, Golden Pacific, ILE, James at South First, Marquis at The Cascades, Mira Vista, Navigator Villas, Peak Housing (Axelrod, DFW 189, Granbury, Granbury 2.0, Indy, Lubbock, Lubbock 2.0, Lubbock 3.0, Lynnwood, Lynnwood 2.0, Peak I, Savannah 319, Springfield, Springtown, Springtown 2.0, Texarkana and Texas Portfolio 183), Park & Kingston, Plantation Park, The Conley, The Cottages at Myrtle Beach, The Cottages at Warner Robins, The Cottages of Port St. Lucie, The District at Scottsdale, The Hartley at Blue Hill, The Woods at Forest Hill, Thornton Flats, Vickers Historic Roswell, Wayford at Concord, Wayford at Innovation Park, Weatherford 185, Willow Park and Yauger Park Villas (collectively, the “Predecessor Entity”). The following unaudited pro forma combined financial statements give effect to our post-Separation capital structure of which common stockholders indirectly own approximately 34% of the Single-Family Properties and certain other assets (collectively, the “Bluerock Homes Business”) and the unitholders in the Operating Partnership own approximately 66% of the Bluerock Homes Business and give effect to the cash contributed to the Company on October 6, 2022. Pursuant to the Separation and Distribution Agreement, BRG contributed to the Company the SpinCo Cash Amount (as that term is defined the Separation and Distribution Agreement) of approximately $73.8 million in cash; in addition, the Company held $22.0 million at its properties for a total cash and restricted cash balance of $95.8 million on October 6, 2022.

Our unaudited pro forma combined financial statements and explanatory notes present how our financial statements may have appeared had we completed the above transaction as of the dates noted above.

The following unaudited pro forma combined financial statements were prepared using the assumptions set forth in the notes to our unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the above transactions been completed on January 1, 2022. The unaudited pro forma combined financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transactions described above.

The unaudited pro forma combined financial statements do not indicate results expected for any future period. The unaudited pro forma combined financial statements are derived from and should be read in conjunction with the historical combined financial statements and accompanying notes of the Predecessor Entity.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2022

(In thousands)

	Predecessor Historical	Transaction Accounting Adjustments		Pro Forma Total
ASSETS
Net Real Estate Investments
Land	$68,944	$—		$68,944
Building and improvements	406,264	—		406,264
Furniture, fixtures and equipment	6,496	—		6,496
Total Gross Real Estate Investments	481,704	—		481,704
Accumulated depreciation	(14,017)	—		(14,017)
Total Net Real Estate Investments	467,687	—		467,687
Cash and cash equivalents	186,278	(95,044)	A	91,234
Restricted cash	4,566	—		4,566
Accounts receivable, prepaids and other assets	15,954	—		15,954
Preferred equity investments in unconsolidated real estate joint ventures	82,932	—		82,932
Total Assets	$757,417	$(95,044)		$662,373

LIABILITIES AND NET PARENT INVESTMENT
Mortgages payable	$98,634	$—		$98,634
Revolving credit facilities	55,000	—		55,000
Accounts payable	2,276	—		2,276
Other accrued liabilities	14,141	—		14,141
Due to affiliates	410	—		410
Distributions payable	1,276	—		1,276
Total Liabilities	171,737	—		171,737

Net Parent Investment
Bluerock Homes equity	561,740	(403,063)	B	158,677
Noncontrolling Interests
Operating Partnership units	—	308,019	C	308,019
Partially owned properties	23,940	—		23,940
Total Noncontrolling Interests	23,940	308,019		331,959
Total Net Parent Investment	585,680	(95,044)		490,636
TOTAL LIABILITIES AND NET PARENT INVESTMENT	$757,417	$(95,044)		$662,373

See Notes to Unaudited Pro Forma Combined Balance Sheet

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022

(In thousands)

	Predecessor Historical	Transaction Accounting Adjustments		Pro Forma Total
Revenues
Rental and other property revenues	$8,608	$—		$8,608
Interest income from loan investments	69	—		69
Total revenues	8,677	—		8,677

Expenses
Property operating	4,440	—		4,440
Property management and asset management fees	1,098	—		1,098
General and administrative	1,802	—		1,802
Acquisition and pursuit costs	28	—		28
Depreciation and amortization	3,631	—		3,631
Total expenses	10,999	—		10,999
Operating loss	(2,322)	—		(2,322)

Other income (expense)
Preferred returns on unconsolidated real estate joint ventures	2,613	—		2,613
Provision for credit losses	(4)	—		(4)
Interest expense, net	(22)	—		(22)
Total other income	2,587	—		2,587

Net income from continuing operations	265	—		265

Discontinued operations
Income on operations of rental property	53	—		53
Gain from sale of assets from discontinued operations	258	—		258
Income from discontinued operations	311	—		311

Net income	576	—		576
Net (loss) income attributable to noncontrolling interests
Operating Partnership units	—	556	D	556
Partially owned properties	(265)	—		(265)
Net (loss) income attributable to noncontrolling interests	(265)	556		291
Net income attributable to Bluerock Homes	$841	(556)		285

See Notes to Unaudited Pro Forma Combined Statement of Operations

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(In thousands)

	Predecessor Historical	Transaction Accounting Adjustments		Pro Forma Total
Revenues
Rental and other property revenues	$23,136	$—		$23,136
Interest income from loan investments	1,285	—		1,285
Total revenues	24,421	—		24,421

Expenses
Property operating	10,994	—		10,994
Property management and asset management fees	2,591	—		2,591
General and administrative	4,991	—		4,991
Acquisition and pursuit costs	98	—		98
Depreciation and amortization	12,159	—		12,159
Total expenses	30,833	—		30,833
Operating loss	(6,412)	—		(6,412)

Other income (expense)
Other income	100	—		100
Preferred returns on unconsolidated real estate joint ventures	5,801	—		5,801
Recovery of credit losses	369	—		369
Interest expense, net	(2,982)	—		(2,982)
Total other income	3,288	—		3,288

Net loss from continuing operations	(3,124)	—		(3,124)

Discontinued operations
Income on operations of rental property	53	—		53
Gain from sale of assets from discontinued operations	258	—		258
Income from discontinued operations	311	—		311

Net loss	(2,813)	—		(2,813)
Net (loss) income attributable to noncontrolling interests
Operating Partnership units	—	21	D	21
Partially owned properties	(2,844)	—		(2,844)
Net income attributable to noncontrolling interests	(2,844)	21		(2,823)
Net income attributable to Bluerock Homes	$31	(21)		10

See Notes to Unaudited Pro Forma Combined Statement of Operations

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma combined balance sheet as of September 30, 2022 reflects the following adjustments:

A.            Cash

On October 6, 2022, pursuant to the Separation and Distribution Agreement, BRG contributed to the Company the SpinCo Cash Amount (as that term is defined the Separation and Distribution Agreement) of approximately $73.8 million in cash; in addition, the Company held $22.0 million at its properties for a total cash and restricted cash balance of $95.8 million on October 6, 2022.

B.            Equity

Represents the equity of Bluerock Homes’ common stockholders. Following the Separation and the Distribution, the stockholders who receive shares of Bluerock Homes in the Distribution indirectly own approximately 34% of the Bluerock Homes Business.

C.            Noncontrolling interests – Operating Partnership units

The operating partnership units adjustment represents the interests of the Operating Partnership’s unitholders. Following the Separation and the Distribution, the unitholders indirectly own approximately 66% of the Bluerock Homes Business.

Adjustments to the Unaudited Pro Forma Combined Statement of Operations

The unaudited pro forma combined statement of operations for the three and nine months ended September 30, 2022 reflects the following adjustment:

D.            Net income (loss) attributable to noncontrolling interests

Represents the adjustment to allocate net income (loss) to noncontrolling interests for Operating Partnership unitholders.